AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger ("Agreement"), dated as of December 20, 1996, by and between Ronden Vending Corp., a Florida corporation ("Ronden Vending"); Ronden Acquisition, Inc., a Florida corporation ("Ronden Acquisition"); and Video Home Shopping, Inc., a Tennessee corporation ("VHS").

                             BACKGROUND INFORMATION

The board of directors of each of Ronden Vending, Ronden Acquisition and VHS, by affirmative vote of a majority of the members of each such board furnished at a meeting properly noticed and convened to consider and act upon such issue or by unanimous written consent of the members of the Board of Directors, has determined that it is advisable and to the advantage of each such corporation and its respective shareholders that VHS be merged into Ronden Acquisition, at the conclusion of which Ronden Acquisition, shall remain as the surviving or resulting entity and the corporate existence of VHS shall terminate and expire. In furtherance thereof, each board has approved and adopted the terms of this Agreement, and have recommended the adoption of this plan of merger, and its underlying transactions, by the shareholders of each entity. Accordingly, in consideration of the representations, covenants, agreements and other provisions set forth herein, Ronden Vending, Ronden Acquisitions and VHS hereby agree to effect a statutory merger of Ronden Acquisition and VHS (collectively the "Constituent Corporations") as follows:

                              OPERATIVE PROVISIONS

1. Merger. In accordance with applicable provisions of the Florida Business Corporation Act, at the Effective Date (as defined below), VHS, a Tennessee corporation shall be merged with and into Ronden Acquisition, a Florida corporation (the "Merger") and Ronden Acquisition, a Florida corporation shall constitute the surviving and resulting corporation of such Merger (Ronden Acquisition being hereinafter sometimes referred to as the "Surviving
Corporation"). The separate and corporate existence of VHS shall cease and Ronden Acquisition shall continue its corporate existence pursuant to the laws of Florida under its present name.

2. Effective Date. The Merger shall become effective on December 26, 1996 (the "Effective Date").

3. Surviving Corporation. The Surviving Corporation shall possess and retain every interest in all assets and property of every description. The rights, privileges, immunities, powers, franchises and authority, of a public as well as private nature of each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. The title to and any interest in all real estate vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger.

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4. Obligations.  All obligations  belonging to or due to each of the Constituent
Corporations shall be vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall be liable for all of the obligations of each of the Constituent Corporations existing as of the Effective Date.

5. Terms of the Merger. Upon the Effective Date of the Merger all of the issued and outstanding shares of the common capital stock of VHS shall be deemed cancelled and voided, and upon the surrender of the applicable certificate(s) evidencing such shares being surrendered to Ronden Acquisition, the shares of the common stock of VHS outstanding prior to the Merger will be transformed and converted into an aggregate of 10,461,500 shares of the common stock of Ronden Vending.

6. Articles of Incorporation. The article of incorporation of Ronden Acquisition if effect immediately prior to the Effective Date shall continue without change and be the articles of incorporation of the Surviving Corporation.

7.  Counterparts.   This  Plan  of  Merger  may  be  executed  in  one  or  more counterparts, each of which be deemed to be an original.

         In witness whereof, Ronden Vending, Ronden Acquisition and VHS have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                  Ronden Vending Corp.


                                  By:      /s/ Pamela J. Wilkerson
                                     -----------------------------
                                  Pamela J. Wilkerson, President


                                  Ronden Acquisition, Inc.


                                  By:      /s/ Pamela J. Wilkerson
                                     -----------------------------
                                  Pamela J. Wilkerson, President


                                  Video Home Shopping, Inc.


                                  By:      /s/ G. David George
                                     -------------------------
                                  G. David George, Chief Executive Officer